FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION NO.: 333-215032

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 8, 2017)

Up to $4,000,000 of Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, no par value per share (our “common stock”), having an aggregate offering price of up to $4,000,000 through Ascendiant Capital Markets, LLC (the “sales agent”) as sales agent pursuant to the terms of the at the market offering agreement between us and the sales agent. Sales of our common stock, if any, may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Capital Market (“NASDAQ”) or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or in negotiated transactions.  In the event that any sales are made pursuant to the at the market offering agreement which are not made directly on NASDAQ or on any other existing trading market for our common stock at market prices at the time of sale, including, without limitation, any sales to the sales agent acting as principal or sales in negotiated transactions, we will file a prospectus supplement describing the terms of such transaction, the amount of shares sold, the price thereof, the applicable compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B of the Securities Act, as applicable, within the time required by Rule 424 of the Securities Act.

Our common stock is listed on NASDAQ under the symbol “PDEX.” The last reported sales price of our common stock on NASDAQ on February 15, 2017 was $5.20 per share.  The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $12,485,995, which was calculated based on 2,229,642 shares of our common stock outstanding held by non-affiliates and at a price of $5.60 per share, which was the closing price of our common stock on January 13, 2017. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

The sales agent will receive a commission of 3.0% of the gross sales price per share for any shares sold through it as our sales agent under the at the market offering agreement. We have also agreed to reimburse certain expenses of the sales agent in connection with the at the market offering agreement as further described in the Plan of Distribution section. Subject to the terms and conditions of the at the market offering agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf any shares of common stock to be offered by us under the at the market offering agreement. The offering of common stock pursuant to the at the market offering agreement will terminate upon the earlier of (1) the sale of $20,000,000 of shares of our common stock subject to the at the market offering agreement, (2) February 16, 2020, and (3) the termination of the at the market offering agreement, pursuant to its terms, by either the sales agent or us.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should carefully consider the risks that we have described in “Supplemental Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ASCENDIANT CAPITAL MARKETS, LLC

The date of this prospectus supplement is February 16, 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the sales agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Our shelf registration statement allows us to offer from time to time a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the common stock that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information that you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our common stock.

Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

Pro-Dex, Inc. is a Colorado corporation. Our principal offices are located at 2361 McGaw Avenue, Irvine, California 92614, and our telephone number at that address is (949) 769-3200. Our website is located at http://www.pro-dex.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

All references to “Pro-Dex,” “PDEX,” “we,” “us,” “our” or “the Company” in this prospectus supplement mean Pro-Dex, Inc. and all entities owned or controlled by Pro-Dex, Inc., except where it is made clear that the term means only Pro-Dex, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the NASDAQ Stock Market at One Liberty Plaza, New York, New York 10006. We make available free of charge on our website (http://www.pro-dex.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

Additional copies of this prospectus supplement and the accompanying prospectus may be obtained, without charge, by writing to us at Pro-Dex Inc., at 2361 McGaw Avenue, Irvine, California 92614, Attention: Corporate Secretary. You may also contact the Corporate Secretary at (949) 769-3200.

S-ii

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offerings of the securities by means of this prospectus supplement are terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended June 30, 2016, filed on September 15, 2016 and amended by Amendment No. 1 to Form 10-K filed with the SEC on December 29, 2016 (File No. 000-14942);
(2)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed on November 10, 2016 (File No. 000-14942);
(3)	Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, filed on February 9, 2017 (File No. 000-14942);
(4)

Current Reports on Form 8-K filed on September 12, 2016, September 14, 2016, October 18, 2016, November 30, 2016, December 12, 2016 and January 30, 2017 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items) (File No. 000-14942);

(5)

The description of our common stock, which is contained in our Current Report on Form 8-K filed on December 17, 2013 (File No. 000-14942), including any amendment or report filed for the purpose of updating such description; and

(6)

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) on or after the date of this prospectus supplement and before the termination of the offerings to which this prospectus supplement relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Pro-Dex Inc., at 2361 McGaw Avenue, Irvine, California 92614. You may also contact the Corporate Secretary at (949)769-3200.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about Pro-Dex’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. We believe these factors include, but are not limited to, those described under the “Supplemental Risk Factors” section of this prospectus supplement and under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on September 15, 2016 and amended by Amendment No. 1 to Form 10-K filed with the SEC on December 29, 2016 (“2016 Annual Report”), and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Company Overview

Pro-Dex has operations in California.  We specialize in the design and manufacture of powered surgical and dental instruments, and serve such markets as medical, research and industrial. Experience in surgical devices allows us to develop products that require high precision in harsh environments. Our products are found in hospitals, dental offices, and medical engineering labs around the world.

In addition to our principal operations described above, our Fineline Molds division, located in San Dimas, California, manufactures plastic injection molds for a wide variety of industries. We also provide engineering consulting and placement services to a wide range of industries through our Engineering Services Division. The names Huber Precision, a division of Pro-Dex, and Fineline Molds, a division of Pro-Dex, are used to distinguish our acquired businesses and we have filed fictitious name statements in the counties in which we operate these divisions.

Our principal headquarters are located at 2361 McGaw Avenue, Irvine, California 92614 and our phone number is (949) 769-3200. Our Internet address is www.pro-dex.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Pro-Dex, Inc., a Colorado corporation.
Securities Offered	Common stock, no par value per share, having aggregate sales proceeds of up to $4,000,000.
Manner of Offering

“At the market offering” that may be made from time to time through our sales agent, Ascendiant Capital Markets, LLC. See “Plan of Distribution.”

Under the terms of the at the market offering agreement, we also may sell shares to the sales agent, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares to the sales agent, acting as principal, we will enter into a separate terms agreement with that sales agent, setting forth the terms of such transaction, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

The proceeds from this offering, if any, will vary depending on the number of shares that we offer and the offering price per share. We may choose to raise less than the maximum $4,000,000 in gross offering proceeds permitted by this prospectus supplement.

Use of Proceeds

We presently intend to use the net proceeds from any sales of shares of common stock resulting from this prospectus supplement to pursue strategic opportunities that may present themselves from time to time or, if not used to pursue strategic opportunities, for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives.  See “Use of Proceeds.”

Risk Factors

Before deciding to invest in shares of our common stock, you should read carefully the risks set forth under the heading “Supplemental Risk Factors” beginning on page S-3 of this prospectus supplement, and the risk factors set forth under the heading “Item 1A. Risk Factors” of our 2016 Annual Report as well as any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K for certain considerations relevant to an investment in our common stock.

NASDAQ Symbol	PDEX
Transfer Agent and Registrar	Broadridge Corporate Issuer Solutions, Inc.

SUPPLEMENTAL RISK FACTORS

Investing in our common stock involves risks. In deciding whether to invest in our common stock, you should carefully consider the following risk factors and the risk factors included in our 2016 Annual Report as well as any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described below and in our other filings with the SEC are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock and your investment could decline. See “Forward-Looking Statements.”

Risks Related to This Offering

Future sales or issuances of our common stock may dilute the ownership interest of existing shareholders and depress the trading price of our common stock.

We cannot predict the effect, if any, that future sales of our common stock, including sales pursuant to the at the market offering agreement, or the availability of our common stock for future sale, will have on the market price of shares of our common stock. Future sales or issuances of our common stock may dilute the ownership interests of our existing shareholders, including purchasers of common stock in this offering. In addition, future sales or issuances of substantial amounts of our common stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common stock.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results;
•	changes in our cash flows from operations or earnings;
•	additions or departures of key management personnel;
•	actions by significant shareholders;
•	speculation in the press or investment community;
•	changes in market valuations of similar companies;
•	the passage of legislation or other regulatory developments that adversely affect us or our industry;
•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement; and
•	general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our common stock will not fall in the future.

Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be limited.

We have federal net operating losses (“NOLs” or “NOL carryforwards”) of $1.9 million as of June 30, 2016. These NOL carryforwards begin to expire in 2033 and are currently available to offset future taxable income.

Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), imposes an annual limitation on the amount of taxable income that may be offset by a corporation’s NOLs if the corporation experiences an “ownership change” as defined in Section 382 of the Code.  An ownership change occurs when our “five-percent shareholders” (as defined in Section 382 of the Code) collectively increase their ownership in Pro-Dex, Inc. by more than 50 percentage points (by value) over a rolling three-year period. Additionally, various states have similar limitations on the use of state NOLs following an ownership change.

If an ownership change occurs, the amount of the taxable income for any post-change year that may be offset by a pre-change loss is subject to an annual limitation that is cumulative to the extent it is not all utilized in a year. This annual limitation is derived by multiplying the fair market value of our common stock as of the ownership change by the applicable federal long-term tax-exempt rate, which is 2.25% for an ownership change occurring in January 2017.

Based upon our most recent rolling three-year study, our prior Section 382 ownership changes have not resulted in any annual limitation. We do not expect that sales of stock pursuant to this offering will cause a Section 382 ownership change, however there can be no assurance that a Section 382 ownership change will not occur.

If an ownership change should occur in the future, our ability to use the NOLs to offset future taxable income will be subject to an annual limitation and will depend on the amount of taxable income generated by Pro-Dex, Inc. in future periods. There is no assurance that we will be able to fully utilize the NOLs.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our common stock.

We will have broad discretion in determining the specific uses of the net proceeds from the sale of the common stock pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS

We presently intend to use the net proceeds from any sales of common stock pursuant to this prospectus supplement for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives or to fund strategic opportunities that may present themselves from time to time.

DESCRIPTION OF COMMON STOCK

As of February 15, 2017, our authorized capital stock consists of (i) 50,000,000 shares of common stock, no par value per share, and (ii) 10,000,000 shares of preferred stock, no par value per share, of which 78,129 shares have been designated as Series A Convertible Preferred Stock.  As of February 15, 2017, 4,012,448 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of our shareholders, including the election of directors, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding of our preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. Subject to the rights of any outstanding preferred stock, upon the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all of our debts and other liabilities. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent for our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “PDEX”.

PLAN OF DISTRIBUTION

We have entered into an at the market offering agreement with Ascendiant Capital Markets, LLC, the sales agent, under which we may issue and sell over a period of time, and from time to time, shares of our common stock having an aggregate offering price of up to $20,000,000 through the sales agent. This prospectus supplement relates to our ability to issue and sell over a period of time, and from time to time, up to $4,000,000 of our common stock through the sales agent. Sales of the shares to which this prospectus supplement and the accompanying prospectus relate, if any, will be made by means of ordinary brokers’ transactions on NASDAQ, or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the sales agent. In the event that any sales are made pursuant to the at the market offering agreement which are not made directly on NASDAQ or on any other existing trading market for our common stock at market prices at the time of sale, including, without limitation, any sales to the sales agent acting as principal or sales in negotiated transactions, we will file a prospectus supplement describing the terms of such transaction, the amount of shares sold, the price thereof, the applicable compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B under the Securities Act, as applicable, within the time required by Rule 424 under the Securities Act. To the extent required by Regulation M, as our sales agent, the sales agent will not engage in any transactions that stabilize our common stock while the offering is ongoing under this prospectus supplement.

Upon written instructions from us, the sales agent will offer the shares of our common stock, subject to the terms and conditions of the at the market offering agreement, on a daily basis or as otherwise agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent on a daily basis or otherwise determine such maximum amount together with the sales agent, subject to certain limitations set forth by the SEC. Subject to the terms and conditions of the at the market offering agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares of common stock being made through the sales agent under the at the market offering agreement upon proper notice to the other party.

For its service as sales agent in connection with the sale of shares of our common stock that may be offered hereby, we will pay the sales agent an aggregate fee of 3.0% of the gross sales price per share for any shares sold through it acting as our sales agent. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse the sales agent for certain of its expenses in an amount not to exceed $80,000, subject to compliance with FINRA Rule 5110(f)(2)(D)(i).

The sales agent will provide written confirmation to us following the close of trading on NASDAQ on each day in which shares of common stock are sold by it on our behalf under the at the market offering agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the sales agent and the proceeds to us net of such compensation.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the sales agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will deliver to NASDAQ copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of NASDAQ. Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the sales agent under the at the market offering agreement, the net proceeds to us and the compensation paid by us to the sales agent in connection with the sales of common stock.

In connection with the sale of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed, under the at the market offering agreement, to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, the sales agent and/or its affiliates may perform investment banking, broker-dealer, financial advisory or other services for us for which they may receive separate fees.

We estimate that the total expenses from this offering payable by us, excluding compensation payable to the sales agent under the at the market offering agreement, will be approximately $160,000.

The offering of common stock pursuant to the at the market offering agreement will terminate upon the earlier of (1) the sale of $20,000,000 of shares of our common stock subject to the at the market offering agreement, (2) February 16, 2020, and (3) the termination of the at the market offering agreement, pursuant to its terms, by either the sales agent or us.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus supplement will be passed on for us by Rutan & Tucker, LLP, Costa Mesa, California. Certain legal matters in connection with this offering will be passed upon for the sales agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pro-Dex, Inc. appearing in Pro-Dex, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2016 have been audited by Moss Adams LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$25,000,000
Common stock
Preferred stock
Subscription rights
Warrants
Units

Pro-Dex, Inc. may offer from time to time up to an aggregate of $25,000,000 of any combination of common stock, preferred stock, subscription rights, warrants or units, in one or more offerings.  We may also offer securities as may be issuable upon conversion, exchange or exercise of any securities registered hereunder, including pursuant to any applicable anti-dilution provisions.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in a supplement to this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “PDEX”. The last reported sale price of the shares of our common stock on The Nasdaq Capital Market on January 26, 2017, was $5.15 per share.  The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $11,482,656, which was calculated based on 2,229,642 shares of our common stock outstanding held by non-affiliates and at a price of $5.15 per share, which was the closing price of our common stock on January 26, 2017. As of the date of this prospectus, we have not sold any common stock pursuant to General Instruction I.B.6 to Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2017

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents. You should read all information supplementing this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of $25,000,000 of any combination of common stock, preferred stock, subscription rights, warrants or units in one or more offerings.  We may also offer securities as may be issuable upon conversion, exchange or exercise of any securities registered hereunder, including pursuant to any applicable anti-dilution provisions.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. For the securities being sold, the prospectus supplement will include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to the Company. The prospectus supplement may also contain additional information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless the context suggests otherwise, references in this prospectus to “Pro-Dex,” the “Company,” “we,” “us” and “our” refer to Pro-Dex, Inc. and its consolidated subsidiaries.

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PRO-DEX, INC.

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”. Unless otherwise noted, the terms “Pro-Dex”, “the Company,” “we,” “us,” and “our” refer to Pro-Dex, Inc. and its wholly-owned subsidiaries.

Pro-Dex, Inc. has operations in California and Oregon. We design and manufacture powered surgical and dental instruments and motion control products used in the medical, factory automation and scientific research industries. Experience in surgical devices and multi-axis motion control applications allows us to develop products that require high precision in harsh environments. Our products are found in hospitals, dental offices, medical engineering labs, scientific research facilities and high-tech manufacturing operations around the world.

In addition to our principal operations described above, our Fineline Molds division, located in San Dimas, California, manufactures plastic injection molds for a wide variety of industries. We also provide engineering consulting and placement services to a wide range of industries through our Engineering Services Division. In addition to Pro-Dex, the names Micro Motors and Oregon Micro Systems are used for marketing purposes as brand names. The names Huber Precision, a division of Pro-Dex, and Fineline Molds, a division of Pro-Dex, are used to distinguish our acquired businesses and we have filed fictitious name statements in the counties in which we operate these divisions. Our Huber Precision division was located in San Carlos, California through November 30, 2015 and after such time we manufacture and ship orders placed from these customers directly from our Irvine, California location.

Our principal headquarters are located at 2361 McGaw Avenue, Irvine, California 92614 and our phone number is (949) 769-3200. Our Internet address is www.pro-dex.com.

FORWARD LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, our operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about Pro-Dex’s industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. All statements other than statements of historical fact are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. We believe these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on September 15, 2016 and amended by Amendment No. 1 to Form 10-K filed with the SEC on December 29, 2016, and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or in any prospectus supplement hereto. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website (http://www.pro-dex.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended June 30, 2016, filed on September 15, 2016 and amended by Amendment No. 1 to Form 10-K filed with the SEC on December 29, 2016 (File No. 000-14942);
(2)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed on November 10, 2016 (File No. 000-14942);
(3)

Current Reports on Form 8-K as filed with the SEC on December 7, 2015, January  8, 2016, February 25, 2016, April 19, 2016, May 27, 2016, September 12, 2016, September 14, 2016, October 18, 2016, November 30, 2016, and December 12, 2016 (other than any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items) (File No. 000-14942);

(4)

The description of our common stock, which is contained in our Current Report on Form 8-K filed on December 17, 2013 (File No. 000-14942), including any amendment or report filed for the purpose of updating such description; and

(5)

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Pro-Dex, Inc., at 2361 McGaw Avenue, Irvine, California 92614. You may also contact the Corporate Secretary at (949) 769-3200.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from our sale of securities pursuant to this prospectus to pursue strategic opportunities that may present themselves from time to time or, if not used to pursue strategic opportunities, for working capital and general corporate purposes, including to fund our ongoing research and development and product initiatives. We have not allocated the proceeds to these purposes as of the date of this prospectus. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering, if no allocation has been made, will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which may be further amended from time to time and both of which are incorporated herein by reference.

General

As of January 27, 2017, our authorized capital stock consists of (i) 50,000,000 shares of common stock, no par value per share, and (ii) 10,000,000 shares of preferred stock, no par value per share, of which 78,129 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”).  As of January 27, 2017, 4,022,042 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of our shareholders, including the election of directors, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding of our preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. Subject to the rights of any outstanding preferred stock, upon the Company’s liquidation, dissolution or winding-up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all of our debts and other liabilities. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent for our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “PDEX”.

Preferred Stock

Our Board of Directors has the authority, without further action by our shareholders (other than such approval rights as may be granted to any outstanding series of preferred stock), to designate and issue one or more series of preferred stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of preferred stock to the maximum extent permitted by Colorado law.  Among other things, our Board of Directors may establish the following with respect to each series of preferred stock:

(i)	the number of shares that constitute each series of preferred stock;
(ii)	the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii)	whether the series of preferred stock may be redeemed and, if so, the redemption price and the other terms and conditions of redemption;
(iv)	sinking fund or other provisions, if any, for redemption or purchase of the series of preferred stock;
(v)

whether the series of preferred stock may be converted into, or exchangeable for, other classes of our capital stock (including common stock or another series of preferred stock) and, if so, the conversion price or exchange rate and the other terms of conversion or exchange; and

(vi)

the liquidation preferences payable on, and other rights afforded to, the series of preferred stock in the event of voluntary or involuntary dissolution, winding-up or other liquidation of the Company.

The rights, powers, preferences, qualifications, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, redemption provisions, sinking fund provisions, conversion and exchange rights, liquidation preferences and other matters.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock.  The existence of authorized but unissued preferred stock may also discourage or render more difficult attempts to take control of the Company, as described in more detail below under “Anti-Takeover Provisions of Governing Documents.”

Series A Preferred Stock

78,129 shares of our preferred stock have been designated as Series A Preferred Stock, none of which are issued or outstanding as of January 27, 2017.  Shares of Series A Preferred Stock have the following rights and preferences:

(i)

holders of Series A Preferred Stock will have a liquidation preference of $3.60 per share of Series A Preferred Stock payable in preference to holders of common stock and holders of shares of our other capital stock, if any, ranking junior to the Series A Preferred Stock (a consolidation or merger of the Company with or into another corporation or entity or sale of all or substantially all of the assets of the Company shall be deemed a “liquidation” with respect to the Series A Preferred Stock unless such consolidation or merger is a Pro Forma Merger; a “Pro Forma Merger” is defined in our Articles of Incorporation as a consolidation or merger, as the result of which 15% or fewer of our equity securities outstanding after the merger or consolidation are owned by persons who were not holders of our equity securities immediately preceding the merger or consolidation);

(ii)

holders of Series A Preferred Stock have the right, at any time and from time to time, to convert three shares of Series A Preferred Stock into one share of common stock (which conversion rate is subject to adjustment in the event shares of common stock are issued as a dividend or distribution on any class of our capital stock or if our common stock is subdivided, split or combined or subject to a recapitalization, reclassification or similar transaction);

(iii)

no fractional shares of common stock will be issued upon conversion of Series A Preferred Stock, and in lieu of any fractional share we shall pay the holder of converted Series A Preferred Stock an amount calculated in accordance with our Articles of Incorporation;

(iv)

we must at all times reserve and keep available out of our authorized but unissued common stock, solely for the purpose of issuance upon conversion of the Series A Preferred Stock, the number of shares of common stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock;

(v)

we will not, by amendment of our Articles of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the rights or preferences of the Series A Preferred Stock;

(vi)	we do not have the right to redeem Series A Preferred Stock;
(vii)	holders of Series A Preferred Stock have no voting rights except as otherwise granted to them under Colorado law;
(viii)	Series A Preferred Stock will not be entitled to dividends; and
(ix)

all shares of Series A Preferred Stock surrendered for conversion into common stock shall be restored to the status of authorized but unissued shares of Preferred Stock and may not be reissued as Series A Preferred Stock.

Anti-Takeover Provisions of Governing Documents

Our Bylaws require that our shareholders satisfy certain advance notice and other requirements in order to properly submit proposals or director nominees for consideration at our annual meetings of shareholders.

As discussed above, our Board of Directors has the authority, without further action by our shareholders (other than such approval rights as may be granted to any outstanding series of preferred stock), to designate and issue one or more series of preferred stock and to fix the rights, powers, preferences, qualifications, limitations and restrictions of each series of preferred stock to the maximum extent permitted by Colorado law.  The existence of authorized but unissued preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Among other things, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in the best interests of the Company and our shareholders, our Board of Directors could cause shares of preferred stock to be designated and issued without further shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description sets forth certain general terms and provisions of the subscription rights that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the subscription rights that we may offer and the related agreements will be described in the prospectus supplement relating to those subscription rights. For more information, you should review the relevant form of subscription rights agreement and the relevant form of subscription rights certificate, if any, which are or will be filed with the SEC.

We may issue subscription rights to purchase common stock, preferred stock, units or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

If we offer any subscription rights, certain terms of that series of subscription rights will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of common stock, preferred stock, or other securities upon the exercise of the subscription rights;
•	the number of subscription rights issued to each shareholder;
•	the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

If we offer any warrants, certain terms of that series of warrants will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	a discussion of certain United States federal income tax considerations applicable to the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and the relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

CERTAIN ERISA MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” as defined in, and subject to, Section 4975 of the Code or (iii) a “benefit plan investor” within the meaning of Section 3(42) of ERISA. A fiduciary of any such employee benefit plan, plan, or benefit plan investor must determine that the purchase, holding and disposition of an interest in such offered security is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

We may from time to time offer and sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	the sale of common stock on the NASDAQ Capital Market (including through at the market offerings);
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker/dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through put or call option transactions relating to the securities;
•	directly to one or more purchasers;
•	through agents; or
•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of securities by a broker/dealer as principal and resales of the securities by the broker/dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

We have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the Registration Statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.

In connection with the sale of the securities covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We estimate that the total expenses in connection with the offer and sale of securities pursuant to this prospectus, other than underwriting discounts and commissions, will be approximately $42,898.

We may agree to indemnify underwriters, broker/dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us Rutan & Tucker, LLP, Costa Mesa, California.

EXPERTS

The consolidated financial statements of Pro-Dex, Inc. appearing in Pro-Dex, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2016, have been audited by Moss Adams LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

Up to $4,000,000 of Common Stock

ASCENDIANT CAPITAL MARKETS, LLC

February 16, 2017